Exhibit 99.1
LIST OF NAMES AND ADDRESSES OF THE UNDERWRITERS OF THE
PROVINCE’S 5.00% GLOBAL DEBENTURES
SERIES PA DUE FEBRUARY 15, 2012
CIBC World Markets Corp.
300 Madison Avenue
5th Floor
New York, NY 10017
United States of America
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated
4 World Financial Center
New York, NY 10080
United States of America
RBC Capital Markets Corporation
One Liberty Plaza, 2nd Floor
165 Broadway
New York, NY 10006
United States of America
National Bank Financial Inc.
The Exchange Tower
130 King Street West
32nd Floor
Toronto, Ontario M5X 1J9
TD Securities (USA) LLC
31 West 52nd Street
18th Floor
New York, NY 10019
United States of America
HSBC Securities (USA) Inc.
452 5th Avenue
3rd Floor
New York, NY 10018
United States of America
Scotia Capital (USA) Inc.
One Liberty Plaza, 25th Floor
165 Broadway
New York, NY 10006
United States of America

Bank of Montreal,
London Branch
95 Queen Victoria Street
London EC4V 4HG
United Kingdom
Casgrain & Company (USA) Limited
1200 McGill College Avenue
21st Floor
Montreal, QC H3B 4G7